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                                                                   EXHIBIT 10.20

                          AGREEMENT AND PLAN OF MERGER

                 This Agreement and Plan of Merger is executed as of December 20, 1995, by and between Ultrak, Inc., a Colorado corporation ("Parent"), and Ultrak, Inc., a Delaware corporation ("Subsidiary").

                                  WITNESSETH:

                 WHEREAS, the authorized capital stock of Subsidiary consists of 20,000,000 shares of Common Stock, $0.01 par value ("Subsidiary Common Stock"), and 2,000,000 shares of Preferred Stock, $5.00 par value ("Subsidiary Preferred Stock"), 195,351 shares of which have been designated Series A 12% Cumulative Convertible Preferred Stock ("Subsidiary Series A Preferred Stock"), of which 1,000 shares of Subsidiary Common Stock are issued and outstanding and owned by Parent; and

                 WHEREAS, the authorized capital stock of Parent consists of 20,000,000 shares of Common Stock, no par value ("Parent Common Stock") and 2,000,000 shares of Preferred Stock, $5.00 par value ("Parent Preferred Stock"), 195,351 shares of which have been designated Series A 12% Cumulative Convertible Preferred Stock ("Parent Series A Preferred Stock"), of which approximately 6,560,000 shares of Parent Common Stock and 195,351 shares of Parent Series A Preferred Stock are issued and outstanding; and

                 WHEREAS, the respective boards of directors and shareholders of Parent and Subsidiary deem it to be desirable and in the best interest of the respective corporations that the two corporations merge into a single corporation (the "Merger"), and, pursuant to resolutions duly adopted, such boards of directors and shareholders have approved and adopted this Agreement;

                 NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                 Section 1.1. In accordance with the provisions of the Colorado Business Corporation Act and the Delaware General Corporation Law at the Effective Time (defined below) of the Merger, Parent shall be merged into Subsidiary, which shall be the surviving corporation (in its capacity as such surviving corporation Subsidiary is hereinafter sometimes referred to as the "Surviving Corporation", and Parent and Subsidiary are hereinafter sometimes referred to collectively as the "Constituent Corporations"), and as such Subsidiary shall continue to be governed by the laws of the State of Delaware.

                 Section 1.2. The Merger shall become effective on December 29, 1995 or such later date as the Articles of Merger, executed, adopted and approved in accordance with the Delaware General Corporation Law, shall have been filed with the Secretary of State of Delaware. The time when the Merger shall become effective is herein called the "Effective Time." The actions described above shall be conclusive evidence, for all purposes of this Agreement, of compliance with all conditions precedent.

                 Section 1.3. Except as may otherwise be set forth herein, at the Effective Time, the corporate existence and identity of Subsidiary, with all its purposes, powers, franchises, privileges, rights and
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immunities shall continue under the laws of the State of Delaware, unaffected and unimpaired by the Merger, and the corporate existence and identity of Parent, with all its purposes, powers, franchises, privileges, rights and immunities, shall be merged with and into Subsidiary and the Surviving Corporation shall be vested fully therewith, and the separate corporate existence and identity of Parent shall thereafter cease, except to the extent continued by applicable law. At the Effective Time, the Surviving Corporation shall have the following rights and obligations:

                                  (a) The Surviving Corporation shall have all the rights, privileges, immunities and powers, and shall be subject to all of the duties and liabilities, of a corporation organized under the laws of the State of Delaware.

                                  (b)      The Surviving Corporation shall
                 succeed to, without other transfer, and shall possess and enjoy, all of the rights, privileges, immunities, powers, purposes and franchises, of both a public and private nature, of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account and all other choses in action, and every other interest of or belonging to either of the Constituent Corporations shall be deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and shall thereafter be the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of said Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

                                  (c)      The Surviving Corporation shall
                 thenceforth be responsible and liable for all debts, liabilities, obligations and duties of either of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either Constituent Corporation may be prosecuted as if the Merger had not occurred, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger.

                 Section 1.4. If at any time the Surviving Corporation shall deem or be advised that any further transfers, assignments, conveyances, assurances in law or other acts or things are necessary or desirable to vest or confirm in the Surviving Corporation the title to any property or assets of either of the Constituent Corporations, each Constituent Corporation and its proper officers and directors shall execute and deliver any and all such proper transfers, assignments, conveyances and assurances in law, and shall do all other acts and things as are necessary or proper to vest or confirm title to such property and assets in the Surviving Corporation and to otherwise carry out the purposes and intent of this Agreement.

                                   ARTICLE II

                 Section 2.1. The Certificate of Incorporation of Subsidiary in effect at the Effective Time shall constitute the Articles of Incorporation of the Surviving Corporation until amended, altered or repealed in the manner provided by law.

                 Section 2.2. The By-Laws of Subsidiary in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until amended, altered or repealed.




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                 Section 2.3. The directors of Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and shall hold office in accordance with the By-Laws of the Surviving Corporation until the next annual meeting of shareholders of the Surviving Corporation or until their respective successors are elected and qualified.

                 Section 2.4. The officers of Subsidiary at the Effective Time shall be the officers of the Surviving Corporation and shall hold office subject to the Bylaws of the Surviving Corporation.

                                 ARTICLE III

                 Section 3.1. At the Effective Time, the manner of exchanging the outstanding Common Stock of the Constituent Corporations shall be as follows:

                                  (a)      Each share of Parent Common Stock
                 outstanding immediately prior to the Effective Time, except all shares of Parent Common Stock held by Parent in its treasury, which shall be cancelled and no shares issued in respect thereof, shall, at the Effective Time, by virtue of the Merger and without action on the part of the holder thereof, be converted into one share of the Subsidiary Common Stock.

                                  (b)      Each share of Parent Series A
                 Preferred Stock outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without action on the part of the holder thereof, be converted into one share of the Subsidiary Series A Preferred Stock, which is identical in all respects, including rights, preferences and designations, to the Parent Series A Preferred Stock.

                                  (c)      Each share of Subsidiary Common
                 Stock outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and returned to the status of authorized but unissued stock of the Surviving Corporation.

                                  (d)      No fractional shares of Subsidiary
                 Common Stock or Subsidiary Series A Preferred Stock and no certificates or scrip certificates therefor shall be issued.

                                  (e)      All of the shares of Subsidiary
                 Common Stock and Subsidiary Series A Preferred Stock, when delivered pursuant to the provisions of this Agreement, shall be validly issued, fully paid and nonassessable.

                                  (f)      If any stock certificate evidencing
                 shares of Subsidiary Common Stock and/or Subsidiary Series A Preferred Stock is requested to be issued in a name other than that in which the surrendered Parent stock certificate is registered, it shall be a condition of such issuance that the surrendered stock certificate shall be properly endorsed in blank or otherwise in proper form for transfer and that the person requesting such exchange pay to the Surviving Corporation any applicable transfer or other taxes or establish to the satisfaction of the Surviving Corporation that any such tax has been paid or is not payable.




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                                   ARTICLE IV

                 Section 4.1. This Agreement may be executed by the parties hereto in counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one instrument.

                 Section 4.2. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent and Subsidiary at any time prior to the Effective Time.

                 Section 4.3. This Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the parties hereto.

                 IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement to be executed on its behalf by its respective officers hereunto duly authorized as of the date first above written.

                                                  ULTRAK, INC.
                                                  a Colorado corporation

                                                  By: /s/ GEORGE K. BROADY
                                                     ---------------------------
                                                     George K. Broady, President

                                                  ULTRAK, INC.,
                                                  a Delaware corporation

                                                  By: /s/ GEORGE K. BROADY
                                                     ---------------------------
                                                     George K. Broady, President




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